Exhibit 10.1
OFFICE PROPERTIES INCOME TRUST
FORM OF [AMENDED AND RESTATED]1 INDEMNIFICATION AGREEMENT
THIS [AMENDED AND RESTATED] INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of [DATE] (the “Effective Date”), by and between Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and [TRUSTEE/OFFICER] (“Indemnitee”).
WHEREAS, Indemnitee currently serves as a trustee and/or officer of the Company and may, in connection therewith, be subjected to claims, suits or proceedings arising from such service; and
WHEREAS, as an inducement to Indemnitee to continue to serve as such, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law as hereinafter provided; and
WHEREAS, the parties [are currently parties to an Indemnification Agreement dated as of [DATE] (the “Prior Indemnification Agreement”) and] desire to [amend and restate the Prior Indemnification Agreement and] set forth their agreement regarding indemnification and advancement of expenses [as reflected herein];
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.Definitions. For purposes of this Agreement:
(a)“Board” means the board of trustees of the Company.
(b)“Bylaws” means the bylaws of the Company, as they may be amended from time to time.
(c)“Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of all the Company’s then outstanding securities entitled to vote generally in the election of trustees without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest;
(ii)there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or
(iii)during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board (including for this purpose any new trustee whose election or nomination for election by the
1 Bracketed text to be included for trustees and officers with existing agreements. Bracketed text would not be included for persons who are first elected as a trustee or appointed as an officer after this form is adopted.

Company’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
(d)“Company Status” means the status of a Person who is or was a trustee, director, manager, officer, partner, employee, agent or fiduciary of the Company or any predecessor of the Company or any of their majority owned subsidiaries and the status of a Person who, while a trustee, director, manager, officer, partner, employee, agent or fiduciary of the Company or any predecessor of the Company or any of their majority owned subsidiaries, is or was serving at the request of the Company or any predecessor of the Company or any of their majority owned subsidiaries as a trustee, director, manager, officer, partner, employee, agent or fiduciary of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other Enterprise.
(e)“control” of an entity, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.
(f)“Declaration of Trust” means the declaration of trust (as defined in the Maryland REIT Law) of the Company, as it may be in effect from time to time.
(g)“Disinterested Trustee” means a trustee of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advance of Expenses is sought by Indemnitee.
(h)“Enterprise” shall mean the Company and any other real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a trustee, director, manager, officer, partner, employee, agent or fiduciary.
(i)“Expenses”  means all expenses, including, but not limited to, all attorneys’ fees and costs, retainers, court or arbitration costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond or other appeal bond or its equivalent.
(j)“Independent Counsel” means a law firm, or a member of a law firm, selected by the Company and acceptable to Indemnitee, that is experienced in matters of business law.  If, within twenty (20) days after submission by Indemnitee of a written demand for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and agreed to by Indemnitee, either the Company or Indemnitee may petition a Chosen Court (as defined in Section 18) for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Independent Counsel hereunder.
(k)“MGCL” means the Maryland General Corporation Law.
(l)“Maryland REIT Law” means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.
(m)“Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a governmental entity, a trust, a joint venture, a joint stock company or another entity or organization.

(n)“Proceeding” means any threatened, pending or completed claim, demand, action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), whether or not by or in the right of the Company, except one initiated by an Indemnitee pursuant to Section 9.
Section 2.Indemnification - General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the MGCL, as applicable to a Maryland real estate investment trust by virtue of Section 8-301(15) of the Maryland REIT Law, the Declaration of Trust or the Bylaws.
Section 3.Proceedings Other Than Derivative Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, other than a derivative Proceeding by or in the right of the Company (or, if applicable, such other Enterprise at which Indemnitee is or was serving at the request of the Company or a predecessor of the Company or any of their majority owned subsidiaries).  Pursuant to this Section 3, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding by reason of Indemnitee’s Company Status unless it is finally determined that such indemnification is not permitted by the MGCL, the Declaration of Trust or the Bylaws.
Section 4.Derivative Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be, made a party to any derivative Proceeding brought by or in the right of the Company (or, if applicable, such other Enterprise at which Indemnitee is or was serving at the request of the Company or a predecessor of the Company or any of their majority owned subsidiaries).  Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding unless it is finally determined that such indemnification is not permitted by the MGCL, the Declaration of Trust or the Bylaws.
Section 5.Indemnification for Expenses of a Party Who is Partly Successful. Without limitation on Section 3 or Section 4, if Indemnitee is not wholly successful in any Proceeding covered by this Agreement, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 5 for all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 6.Advancement of Expenses. The Company, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee may be involved, or is threatened to be involved, including as a party, a witness or otherwise, by reason of Indemnitee’s Company Status, within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by the MGCL, the Declaration of Trust and the Bylaws has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form of Exhibit A hereto or in such other form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to any claims, issues or matters in the Proceeding as to which it shall be finally determined that the standard of conduct has not been met and which have not been successfully resolved as described in Section 5. For the avoidance of doubt, the Company shall advance Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such a Proceeding pursuant to this Section 6 until it is finally determined that Indemnitee is not entitled to indemnification under the MGCL, the Declaration of Trust or the Bylaws in respect of such Proceeding. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 6 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. At Indemnitee’s request, advancement of any such Expense shall be made by the Company’s direct payment of such Expense instead of reimbursement of Indemnitee’s payment of such Expense.
Section 7.Procedure for Determination of Entitlement to Indemnification.
(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written demand therefor.  The Secretary of the Company shall, promptly upon receipt of such a demand for indemnification, provide copies of the demand to the Board.
(b)Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred or if, after a Change in Control, Indemnitee shall so request, (A) by the Board (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Trustees, or (B) if a quorum of the Board consisting of Disinterested Trustees is not obtainable or, even if obtainable, such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board, by the shareholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.
(c)The Company shall pay the fees and expenses of Independent Counsel, if one is appointed, and shall agree to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement as such pursuant hereto.
Section 8.Presumptions and Effect of Certain Proceedings.
(a)In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(b)It shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Without limitation of the foregoing, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge or actions, or failure to act, of any trustee, director, manager, officer, partner, employee, agent or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
(c)Neither the failure to make a determination pursuant to Section 7(b) as to whether indemnification is proper in the circumstances because Indemnitee has met any particular standard of conduct, nor an actual determination by the Company (including by the Board or Independent Counsel) pursuant to Section 7(b) that Indemnitee has not met such standard of conduct, shall be a defense to Indemnitee’s claim that indemnification is proper in the circumstances or create a presumption that Indemnitee has not met any particular standard of conduct.
(d)The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not in and of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the standard of conduct required for indemnification. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
Section 9.Remedies of Indemnitee.
(a)If (i) a determination is made pursuant to Section 7(b) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 6, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall (A) unless the Company demands arbitration as provided by Section 17, be entitled to an adjudication in a Chosen Court or (B) be entitled to seek an award in arbitration as provided by Section 17, in each case of Indemnitee’s entitlement to such indemnification or advance of Expenses.
(b)In any judicial proceeding or arbitration commenced pursuant to this Section 9, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. In the event that a determination shall have been made pursuant to Section 7(b) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7(b).
(c)If a determination shall have been made pursuant to Section 7(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the demand for indemnification.
(d)In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration as provided by Section 17 to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement by the Company, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall indemnify Indemnitee against any and all Expenses incurred by Indemnitee in such judicial adjudication or arbitration and, if requested by Indemnitee, the Company shall (within ten (10) days after receipt by the Company of a written demand therefor) advance, to the extent not prohibited by law, the Declaration of Trust or the Bylaws, any and all such Expenses.

(e)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such judicial proceeding or arbitration that the Company is bound by all the provisions of this Agreement.
(f)To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
(g)Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth (10th) day after the date on which the Company was requested to advance Expenses in accordance with Section 6 of this Agreement or the thirtieth (30th) day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 7(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.
Section 10.Defense of the Underlying Proceeding.
(a)Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
(b)Subject to the provisions of the last sentence of this Section 10(b) and of Section 10(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within fifteen (15) days following receipt of notice of any such Proceeding under Section 10(a) above, and the counsel selected by the Company shall be reasonably satisfactory to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder. This Section 10(b) shall not apply to a Proceeding brought by Indemnitee under Section 9 above or Section 15.
(c)Notwithstanding the provisions of Section 10(b), if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Company Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other Person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company (subject to Section 9(d)), to represent Indemnitee in connection with any such matter.
Section 11.Liability Insurance.
(a)To the extent the Company maintains an insurance policy or policies providing liability insurance for any of its trustees or officers, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company trustee or officer during Indemnitee’s tenure as a trustee or officer and, following a termination of Indemnitee’s service in connection with a Change in Control, for a period of six (6) years thereafter.
(b)If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c)In the event of any payment by the Company under this Agreement the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy.  Indemnitee shall take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
Section 12.Non-Exclusivity; Survival of Rights.
(a)The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust or the Bylaws, any agreement or a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Company Status prior to such amendment, alteration or repeal.  To the extent that a change in the Maryland REIT Law or the MGCL permits greater indemnification to Indemnitee than would be afforded currently under the Maryland REIT Law or the MGCL, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change if permitted by the Maryland REIT Law or the MGCL. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 13.Binding Effect.
(a)The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a trustee, director, manager, officer, partner, employee, agent or fiduciary of the Company or a trustee, director, manager, officer, partner, employee, agent or fiduciary of another Enterprise which such Person is or was serving at the request of the Company or a predecessor of the Company or any of their majority owned subsidiaries, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(b)Any successor of the Company (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part of, the business or assets of the Company shall be automatically deemed to have assumed and agreed to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that no such assumption shall relieve the Company of its obligations hereunder. To the extent required by applicable law to give effect to the foregoing sentence and to the extent requested by Indemnitee, the Company shall require and cause any such successor to expressly assume and agree to perform this Agreement by written agreement in form and substance satisfactory to Indemnitee.
Section 14.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 15.Limitation and Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, (a) any indemnification or advance of Expenses to which Indemnitee is otherwise entitled under the terms of this Agreement shall be made only to the extent such indemnification or advance of Expenses does not conflict with applicable Maryland law and (b) Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (i) the Proceeding is brought to enforce rights under this Agreement, the Declaration of Trust, the Bylaws, liability insurance policy or policies, if any, or otherwise or (ii) the Declaration of Trust, the Bylaws, a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board or an agreement approved by the Board to which the Company is a party expressly provides otherwise. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances: (a) if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or (b) if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standard of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.
Section 16.Specific Performance, Etc. The parties hereto recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
Section 17.Arbitration.
(a)Any disputes, claims or controversies regarding Indemnitee’s entitlement to indemnification or advancement of Expenses hereunder or otherwise arising out of or relating to this Agreement, including any disputes, claims or controversies brought by or on behalf of a party hereto or any holder of equity interests (which, for purposes of this Section 17, shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of a party, either on his, her or its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of equity interests of a party against a party or any of their respective trustees, directors, members, officers, managers, agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this Section 17 or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes, shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 17. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a party and class actions by a holder of equity interests against those individuals or entities and a party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 17, the term “equity interest” shall mean (i) in respect of the Company, shares of beneficial interest of the Company, (ii) shares of “membership interests” in an entity that is a limited liability company, (iii) general partnership interests in an entity that is a partnership, (iv) shares of capital stock of an entity that is a corporation and (v) similar equity ownership interests in other entities.
(b)There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
(c)The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.
(d)There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
(e)In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland without regard to principles of conflicts of law.  Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 17(g), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as the Award may provide.

(f)Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties hereto, each party and each Person acting or seeking to act in a representative capacity (such Person, a “Named Representative”) involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to its attorneys, a Named Representative or any attorney of a Named Representative. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
(g)Notwithstanding any language to the contrary in this Agreement, an Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (the “Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 17(f) shall apply to any appeal pursuant to this Section 17 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party or Named Representative or the payment of such costs and expenses, and all costs and expenses of a party or Named Representative shall be its sole responsibility.
(h)Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 17(g), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(i)This Section 17 is intended to benefit and be enforceable by the parties hereto and their respective holders of equity interests, trustees, directors, officers, managers, agents or employees, and their respective successors and assigns, and shall be binding upon all such parties and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.
Section 18.Venue. Each party hereto agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”). Solely in connection with claims arising under this Agreement, each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding, (v) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 24 and (vi) agrees to request and/or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated by this Agreement to the Chosen Courts’ Business and Technology Case Management Program, or similar program. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.  A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 17, this Section 18 shall not preempt resolution of the Dispute pursuant to Section 17.
Section 19.Adverse Settlement. The Company shall not seek, nor shall it agree to or support, or agree not to contest any settlement or other resolution of any matter that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including without limitation the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.
Section 20.Period of Limitations. To the fullest extent permitted by law, no legal action shall be brought, and no cause of action shall be asserted, by or on behalf of the Company or any controlled affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its controlled affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
Section 21.Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party hereto need not sign the same counterpart.
Section 22.Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to the other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 23.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to, or shall, constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 24.Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:
(a)If to Indemnitee, to: The address set forth on the signature page hereto.
(b)If to the Company to:
Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attn: Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
Section 25.Governing Law. The provisions of this Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflicts of laws rules.
Section 26.Interpretation.
(a)Generally. Unless the context otherwise requires, as used in this Agreement: (a) words defined in the singular have the parallel meaning in the plural and vice versa; (b) “Articles,” “Sections,” and “Exhibits” refer to Articles, Sections and Exhibits of this Agreement unless otherwise specified; and (c) “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(b)Additional Interpretive Provisions. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit to this Agreement, but not otherwise defined therein, shall have the meaning as defined in this Agreement.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder and any successor statute or statutory provision. References to any agreement are to that agreement as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. Reference to any agreement, document or instrument means the agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.
(c)[Expansion of Indemnification. This amendment and restatement of the Prior Indemnification Agreement is intended to expand, and not to limit, the scope of indemnification provided to Indemnitee under the Prior Indemnification Agreement, and this Agreement shall be interpreted consistent with such intent.]
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

[INDEMNITEE]

Indemnitee's Address

[Signature Page to [Amended and Restated] Indemnification Agreement]

EXHIBIT A
FORM OF AFFIRMATION AND
UNDERTAKING TO REPAY EXPENSES ADVANCED
To the Board of Trustees of Office Properties Income Trust:
This affirmation and undertaking is being provided pursuant to that certain [Amended and Restated] Indemnification Agreement dated __________________, 20__ (the “Indemnification Agreement”), by and between Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and the undersigned Indemnitee, pursuant to which Indemnitee is entitled to advancement of expenses in connection with [Description of Claims/Proceeding] (together, the “Claims”). Terms used, and not otherwise defined, herein shall have the meanings specified in the Indemnification Agreement.
Indemnitee is subject to the Claims by reason of Indemnitee’s Company Status or by reason of alleged actions or omissions by Indemnitee in such capacity.
Indemnitee hereby affirms Indemnitee’s good faith belief that the standard of conduct necessary for Indemnitee’s indemnification has been met.
In consideration of the advancement of Expenses by the Company for attorneys’ fees and related expenses incurred by Indemnitee in connection with the Claims (the “Advanced Expenses”), Indemnitee hereby agrees that if, in connection with a proceeding regarding the Claim, it is ultimately determined that Indemnitee is not entitled to indemnification under law, the Declaration of Trust, the Bylaws or the Indemnification Agreement with respect to an act or omission by Indemnitee, then Indemnitee shall promptly reimburse the portion of the Advanced Expenses relating to the Claim(s) as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 5 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to specific Claims, Indemnitee agrees that such Advanced Expenses may be allocated on a reasonable and proportionate basis.
IN WITNESS WHEREOF, the undersigned Indemnitee has executed this Affirmation and Undertaking to Repay Expenses Advanced on ______________________, 20__.

WITNESS:

Print name of witness	Print name of witness

Schedule to Exhibit 10.1
The following trustees and executive officers of Office Properties Income Trust, or OPI, are parties to Indemnification Agreements with OPI which are substantially identical in all material respects to the representative Indemnification Agreement filed herewith and are dated as of the respective dates listed below. The other Indemnification Agreements are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Signatory	Date
Mark A. Talley	April 12, 2022
Christopher J. Bilotto	March 2, 2020
Matthew C. Brown	June 1, 2019
Donna D. Fraiche	January 15, 2019
William A. Lamkin	January 15, 2019
Jennifer B. Clark	May 24, 2018
Barbara D. Gilmore	May 24, 2018
John L. Harrington	May 24, 2018
Elena Poptodorova	May 24, 2018
Adam D. Portnoy	May 24, 2018
Jeffrey P. Somers	May 24, 2018